SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                    Filed Pursuant to Section 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):

                               September 17, 1996




                            Trident Rowan Group, Inc.
                 (Formerly known as Detomaso Industries, Inc.)
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          New York                     0-2642                  52-0466460
- ----------------------------  ------------------------  ----------------------
(State or other jurisdiction  (Commission File Number)       (IRS Employer
       of incorporation)                                Identification Number)




          P.O. Box 856 107 Monmouth Street, Red Bank, New Jersey 07701
          ------------------------------------------------------------
                    (Address of principal executive offices)




       Registrant's telephone number, including area code: (908) 842-7200

Item 5.  Other Events.

      Subject to an Escrow Agreement, on August 14, 1996 Trident Rowan Group, Inc. (f/k/a De Tomaso Industries, Inc.; the "Company"), The Carey Winston Company, a Delaware corporation and a subsidiary of the Company entered into an Agreement and Plan of Merger providing for the acquisition by the Company of Carey Winston for a purchase price valued at $7,600,000, subject to adjustment, payable, to the extent of at least 80%, in common stock of the Company and not more than 20% in cash. As part of the Agreement the Company agreed to lend to Carey Winston prior to closing up to $2,000,000. The Closing is conditioned upon, among other things, the Company completing a public offering resulting in proceeds to the Company after underwriting discounts and commissions of not less than $10,000,000. If the Closing does not occur, under certain circumstances, the Company's loan will continue, on a subordinated basis, for a 3-year period. Carey Winston is engaged in the business of providing real estate management and services in the Washington D.C. and Baltimore, Maryland regions. Funds used by the Company to make the Loan referred to above and for closing purposes are derived from the general working capital of the Company. On September 17, 1996 certain conditions were satisfied, resulting in release from escrow of the Agreement and $1,000,000 of such loan.

      Following Closing the Company will file a supplemental Form 8-K to report the consummated acquisition under Item 2 of Form 8-K, together with financial statements of Carey Winston and pro forma financial statements of the Company and of Carey Winston.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  99.1   Agreement and Plan of Merger Dated as of August 14, 1996 Among
                 De Tomaso Industries, Inc., The Carey Winston Company and
                 DTI Acquisition Corp.

          99.2   Promissory Note dated September 17, 1996.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: September 19, 1996                            TRIDENT ROWAN GROUP, INC.


                                                     By:    s/ Howard E. Chase
                                                        ------------------------
                                                            President





                                        3